Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 22, 2013 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Home Inns & Hotels Management Inc.’s Annual Report on Form 20-F for the year ended December 31, 2012.

/s/ PricewaterhouseCoopers Zhong Tian LLP
PricewaterhouseCoopers Zhong Tian LLP
Shanghai, People’s Republic of China

October 29, 2013